Exhibit 99.1

POSTAL REALTY TRUST, INC. COMPLETES FINANCING ON INDUSTRIAL PROPERTY

Cedarhurst, New York, December 21, 2020 (Business Wire) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns properties primarily leased to the United States Postal Service (“USPS”), today announced it closed an approximately $30.2 million property level financing on its recently acquired approximately 431,000-square foot industrial property located in Warrendale, PA (the “Industrial Property”).

The property-level financing, which closed on December 18, 2020, has a 10-year term and matures on January 1, 2031, and carries a fixed interest rate of 2.80%. The loan requires interest-only payments for the first five years and fixed payments of principal and interest thereafter based on a 30-year amortization schedule. The Company expects to use the net proceeds from the property-level financing to repay amounts outstanding under the Company’s senior revolving credit facility.

Andrew Spodek, Chief Executive Officer, commented, “We are excited to have completed the property-level financing on our Warrendale industrial property ahead of schedule, which frees incremental capital on our senior revolving credit facility for pending acquisitions. I would like to thank my team and our lending partner for their diligence and hard work in getting this loan in place in an efficient and timely manner. As we head into 2021, we are focused on the continued execution of our acquisition strategy and scaling our operations.”

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s financing arrangements and its ability to obtain financing on the terms and timing it expects or at all, and statements about the Company’s acquisition strategy or future acquisition activity, which are based on the Company’s current expectations and assumptions regarding capital market conditions, acquisition pipeline, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the United States Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,100 properties primarily leased to the USPS. The Company believes it is one of the largest owners and managers of properties leased to the USPS.

Contact:

Investor Relations and Media Relations

Email: investorrelations@postalrealtytrust.com

Phone: 516-232-8900